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                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 02:00 PM 01/21/2004
                                                     FILED 02:00 PM 01/21/2004
                                                   SRV 040043891 - 3755316 FILS


                               STATE OF DELAWARE
                       CERTIFICATE OF LIMITED PARTNERSHIP

o THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

o   FIRST: The name of the limited partnershp is

               ATLAS AMERICA SERIES 25-2004(A) L.P.

o   SECOND: The address of its registered office in the State of Delaware is

               110 S. POPLAR STREET, SUITE 101 in the city of
               WILMINGTON, DE 19801

    The name of the Registered Agent as such address is ANDREW M. LUBIN

o   THIRD: The name and mailing address of each general partner is as follows:

               ATLAS RESOURCES, INC.
               MANAGING GENERAL PARTNER
               311 ROUSER ROAD, P.O. BOX 611
               MOON TOWNSHIP, PA 15108

o IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Atlas America Series 25-2004(A) L.P. as of January 15, 2004.

                                   Partnership Name
                                   BY:  ATLAS RESOURCES, INC.
                                        MANAGING GENERAL PARTNER


                                   /s/ Karen A. Black
                                   --------------------------------------------
                                   KAREN A. BLACK, VICE PRESIDENT - PARTNERSHIP
                                   ADMINISTRATION